PENWEST ANNOUNCES THAT ENDO REPORTS RECEIVING
FINAL FDA APPROVAL FOR OXYMORPHONE ER
— Pain Relief Product Expected To Be Commercially Available in the U.S. in the
Coming Weeks Under Trade Name Opana® ER —
DANBURY, CT, June 23, 2006 — Penwest Pharmaceuticals Co. (NASDAQ: PPCO) today announced that Endo Pharmaceuticals Inc., Penwest’s partner in the development and commercialization of oxymorphone extended release tablets (oxymorphone ER), reported that the U.S. Food and Drug Administration (FDA) has granted final approval of Endo’s New Drug Application (NDA) for an extended release formulation of oxymorphone hydrochloride. This product will now be known under the trade name Opana® ER tablets. Opana® ER uses Penwest’s proprietary time release technology, TIMERx®.
Endo said that Opana® ER, a new oral extended release opioid analgesic option for patients, is indicated for the relief of moderate to severe pain in patients requiring continuous, around the clock opioid treatment for an extended period of time and is not intended to be used on an as-needed basis. This is the first time oxymorphone will be available in an oral extended release formulation. Opana® ER will be available in 5 mg, 10mg, 20mg and 40mg tablets and Endo stated that it is expected to be commercially available in the U.S. in the coming weeks.
Jennifer L. Good, President and Chief Executive Officer of Penwest, said, “The FDA’s final approval of Opana® ER is good news for physicians and patients, and it is a key milestone for Penwest. This represents a major step in advancing our strategy of building a specialty pharmaceutical company with a focus on developing compounds targeted at disorders of the nervous system. Opana® ER will be a significant asset as we continue to develop our product portfolio and generate long-term shareholder value.”
Opana® ER will compete in the market for long-acting, strong opioid analgesics, a $3.2 billion market in 2005. Endo said its clinical profile demonstrates that it can be dosed consistently on a twice-daily basis and is well-tolerated when titrated effectively. Opana® ER has also demonstrated maintenance of effective pain control at a stable dose over the three-month period of the pivotal clinical trials, which highlights the durability of its analgesic effect.
Endo will be conducting a conference call with financial analysts to discuss this announcement today at 11:00 a.m. ET. Investors and other interested parties may access the call by dialing (866) 482-1020 (domestic) or (706) 758-1722 (international). Endo intends to make available a replay of the call from June 23, 2006 at 2:00 p.m. ET by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), and will run until 12:00 a.m. ET on June 30, 2006.
Penwest Pharmaceuticals
Penwest develops pharmaceutical products based on innovative proprietary drug delivery technologies. We are focusing our development efforts principally on products that address disorders of the nervous system. The foundation of our technology platform is TIMERx ®, an extended release delivery system that is adaptable to soluble and insoluble drugs and that is flexible for a variety of controlled release profiles. We have also developed two additional oral drug delivery systems, Geminex® and SyncroDose™. Geminex® is a dual release rate drug delivery system that is designed to provide independent release of different active ingredients contained in a drug, and SyncroDose™ is a drug delivery system that is designed to release the active ingredient of a drug at the desired site and time in the digestive tract.
The matters discussed herein contain forward-looking statements that involve risks and uncertainties, which may cause Penwest’s actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include: the risk that oxymorphone ER will not be accepted by the medical community; dependence on collaborators such as Endo Pharmaceuticals to, among other things, sell products for which the Company receives royalties; regulatory risks relating to drugs in development such as, torsemide ER, nalbuphine ER, and venlafaxine ER, including the timing and outcome of regulatory action; uncertainty of success of collaborations; the timing of clinical trials and whether the results of clinical trials will warrant further clinical trials, warrant submission of an application for regulatory approval of, or the regulatory approval of, the product that is the subject of the trial; actual and potential competition; the need for capital; and other risks as set forth under the caption Risk Factors in Penwest’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2006, which risk factors are incorporated herein by reference. Penwest disclaims any intention or obligation to update any forward-looking statements.

Contacts:	Investors:	Media:
	Diane D’Alessandro	Caroline Gentile/Jim Fingeroth
	Penwest	Kekst and Company
	(203) 796-3706	(212) 521-4800
(877) 736-9378